Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

Pursuant to the Offer to Purchase for Cash and Offer to Exchange

Relating to up to $58,274,700 Aggregate Principal Amount

of its Outstanding 8.50% Senior Notes due 2026 (CUSIP No. 39531G209)
by

GREENIDGE GENERATION HOLDINGS, INC.

THE TENDER/EXCHANGE OFFER (AS DEFINED HEREIN) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JULY 17, 2025, WHICH WE REFER TO AS THE “EXPIRATION DATE,” UNLESS EARLIER TERMINATED OR EXTENDED BY US. TO BE ELIGIBLE TO RECEIVE THE EARLY TENDER PREMIUM (AS DEFINED HEREIN), YOU MUST TENDER (AND NOT VALIDLY WITHDRAW) YOUR OLD NOTES (AS DEFINED HEREIN) AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JULY 2, 2025, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EARLY TENDER DATE”) OR EARLIER TERMINATED BY US, IN EACH CASE, IN OUR SOLE DISCRETION. TENDERED OLD NOTES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JULY 2, 2025, UNLESS EXTENDED BY US IN OUR SOLE DISCRETION (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DATE”), BUT NOT THEREAFTER, EXCEPT IN LIMITED CIRCUMSTANCES DESCRIBED HEREIN. OLD NOTES THAT ARE NOT TENDERED OR THAT ARE WITHDRAWN BEFORE THE WITHDRAWAL DATE WILL REMAIN OUTSTANDING.

THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR CERTIFICATES FOR OLD NOTES (AS DEFINED HEREIN), TO COMPUTERSHARE TRUST COMPANY, N.A. (THE “EXCHANGE AGENT”) AT ONE OF THE ADDRESSES SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO GREENIDGE GENERATION HOLDINGS, INC. (THE “COMPANY”) OR D.F. KING & CO., INC. (THE “INFORMATION AGENT”) WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

The Exchange Agent for the Tender/Exchange Offer is:

Computershare Trust Company, N.A.

If delivering via Registered or Overnight Mail:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021

All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Offer to Purchase/Exchange, dated as of June 17, 2025 (as amended or supplemented from time to time, the “Offer to Purchase/Exchange”). The instructions contained herein and in the Offer to Purchase/Exchange should be read carefully before completing this Letter of Transmittal (the “Letter of Transmittal”). The description of the Tender/Exchange Offer in this Letter of Transmittal is only a summary and is qualified in its entirety by all of the terms and conditions of the Tender/Exchange Offer set forth in the Offer to Purchase/Exchange and this Letter of Transmittal.

List below the Old Notes to which this Letter of Transmittal relates and the selection of either Tender Option consideration or Exchange Option consideration. If the space provided below is inadequate, list the certificate numbers, principal amounts of the Old Notes being tendered for either Tender Option consideration or Exchange Option consideration on a separately executed schedule and affix the schedule to this Letter of Transmittal.

THE UNDERSIGNED, BY COMPLETING THE BOXES ENTITLED “DESCRIPTION OF OLD NOTES TENDERED” AND SIGNING AND DELIVERING THIS LETTER, WILL HAVE TENDERED THE OLD NOTES FOR EITHER THE TENDER OPTION CONSIDERATION OR EXCHANGE OPTION CONSIDERATION AS SET FORTH IN SUCH BOXES.

DESCRIPTION OF OLD NOTES TENDERED 8.50% Senior Notes due 2026 (See Instruction 4)
Name(s) and Address(es) of Registered Holder(s) (Please fill in blank)	CERTIFICATES ENCLOSED (attach signed list if necessary)
	Certificate Number(s)	Principal Amount Tendered pursuant to the Tender Option*	Principal Amount Tendered pursuant to the Exchange Option	Principal Amount of Notes Tendered**

*    If the cash required to purchase all of the Old Notes tendered under the Tender Option exceeds $3.0 million, the Company will accept the Old Notes tendered for purchase on a pro rata basis. Unless withdrawn as described in the Offer to Exchange/Purchase, any Old Notes tendered under the Tender Option that are not accepted for purchase will remain outstanding and be returned to the holder. Only Holders validly tendering their Old Notes pursuant to the Tender Option at or prior to the Early Tender Date and whose Old Notes are accepted for purchase will be eligible to receive the Early Tender Premium which is equal to $9.00.

**    Unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Old Notes specified above is being tendered.

The names and addresses of the holders should be printed exactly as they appear on the certificates representing Old Notes tendered hereby. The Old Notes and the principal amount of Old Notes represented that the undersigned wishes to tender should be indicated in the appropriate boxes.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EITHER THE TENDER OPTION CONSIDERATION OR THE EXCHANGE OPTION CONSIDERATION, AS APPLICABLE PER $25 PRINCIPAL AMOUNT OF OLD NOTES PURSUANT TO THE TENDER/EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT PROPERLY WITHDRAW) THEIR OLD NOTES PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JULY 17, 2025 UNLESS THE TENDER/EXCHANGE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). TO BE ELIGIBLE TO RECEIVE THE EARLY TENDER PREMIUM (AS DEFINED HEREIN), YOU MUST TENDER (AND NOT VALIDLY WITHDRAW) YOUR OLD NOTES (AS DEFINED HEREIN) AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JULY 2, 2025, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EARLY TENDER DATE”) OR EARLIER TERMINATED BY US, IN EACH CASE, IN OUR SOLE DISCRETION.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE IRS FORM W-9 ENCLOSED HEREIN OR THE APPROPRIATE INTERNAL REVENUE SERVICE IRS FORM W-8BEN.

This Letter of Transmittal is to be used by holders if certificates representing Old Notes are to be physically delivered to the Exchange Agent herewith by holders.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Tender/Exchange Offer.

The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Offer to Purchase/Exchange and this Letter of Transmittal must be directed to the Information Agent at the address and telephone number set forth on the back page of this Letter of Transmittal. See Instruction 10 below.

Holders that are tendering by book-entry transfer to the Exchange Agent’s account at DTC must execute the tender through the DTC Automated Tender Offer Program (“ATOP”), for which the Tender/Exchange Offer will be eligible. DTC participants that are accepting the Tender/Exchange Offer must transmit their acceptances to DTC, which will verify the acceptances and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send an Agent’s Message to the Exchange Agent for its acceptance. Such holders are not required to submit a Letter of Transmittal.

☐CHECK HERE IF NOTES ARE BEING TENDERED PURSUANT TO NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):
Window Ticket No. (if any):
Date of Execution of Notice of Guaranteed Delivery:
Name of Institution that Guaranteed Delivery:
If delivery is by book-entry transfer, give the following information:
Account Number of DTC:
Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To COMPUTERSHARE TRUST COMPANY, N.A.:

The undersigned hereby tenders to the Company the above-described Old Notes, for the consideration indicated in the “Description of Old Notes” above, upon the terms and subject to the conditions set forth in the Offer to Purchase/Exchange and this Letter of Transmittal and the other related offering documents (which together, as they may be amended or supplemented from time to time, constitute the “Tender/Exchange Offer”), receipt of which is hereby acknowledged.

Subject to and effective upon the acceptance for purchase of or exchange of the Old Notes tendered with this Letter of Transmittal, the undersigned hereby (a) irrevocably sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Old Notes that are being tendered hereby, waives any and all other rights with respect to such Old Notes (including, without limitation, any existing or past defaults and their consequences in respect of the Old Notes and the Base Indenture and First Supplemental Indenture under which the Old Notes were issued), and releases and discharges the Company from any and all claims such holders may have now, or may have in the future, arising out of, or related to, such Old Notes, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to such Old Notes, to participate in any redemption or defeasance of the Old Notes or to be entitled to any of the benefits under the Base Indenture or First Supplemental Indenture, and (b) irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to such Old Notes, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates representing such Old Notes, or transfer ownership of such Old Notes, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of, the Company, (ii) present such Old Notes for transfer on the security register for the Old Notes, and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such Old Notes (except that the Exchange Agent will not have the rights to, or control over, funds from the Company, except as agent of the Company, for the consideration determined by the Company for any Old Notes tendered pursuant to the Tender/Exchange Offer that are purchased or exchanged, as applicable, by the Company), all in accordance with the terms of the Tender/Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby, and that when such Old Notes are accepted for purchase or exchange by the Company, as applicable, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

The undersigned understands that the delivery and surrender of the Old Notes is not effective, and the risk of loss of the Old Notes does not pass to the Exchange Agent, until receipt by the Exchange Agent of this properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company or receipt of an Agent’s Message. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for purchase of and exchange of, as applicable, any tendered Old Notes pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company, in its sole discretion, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any Old Notes determined by it not to be in proper form or if the acceptance of, purchase for or exchange for, such Old Notes may, based on the advice of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive or amend any condition to the Tender/Exchange Offer that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to Old Notes of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. In the event that a condition is waived with respect to any particular holder, the same condition will be waived with respect to all holders. The Company’s interpretation of the terms and conditions of the Tender/Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

The undersigned further understands that:

1.             the valid tender of Old Notes pursuant to any of the procedures described in Section 6 of the Offer to Purchase/Exchange and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Tender/Exchange Offer; the Company will be deemed to have accepted for purchase or exchange, as applicable, validly tendered Notes if, as and when the Company gives written notice thereof to the Exchange Agent; the Company’s acceptance of the Old Notes will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Tender/Exchange Offer;

2.             it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Old Notes for such person’s own account unless at the time of tender and at the Early Tender Date or Expiration Date, as applicable, such person has a “net long position” in (a) the Old Notes that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Old Notes for the purpose of tender to the Company within the period specified in the Tender/Exchange Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Old Notes (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Old Notes by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Tender/Exchange Offer and will deliver or cause to be delivered such Old Notes so acquired for the purpose of tender to the Company within the period specified in the Tender/Exchange Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Old Notes made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering holder’s representation and warranty to the Company that (x) such holder has a “net long position” in Old Notes or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (y) such tender of Old Notes complies with Rule 14e-4. The Company’s acceptance for purchase or exchange, as applicable, of Old Notes tendered pursuant to the Tender/Exchange Offer will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Tender/Exchange Offer;

3.             upon the election of the holder indicated above the Company will provide consideration of (i) New Notes in an amount equal to $11.00 principal amount of New Notes for each $25.00 principal amount of Old Notes exchanged; or (ii) cash, subject to the Cash Payment Limit, in an amount equal to $8.50 for each $25.00 principal amount of Old Notes tendered, provided that if the holder tenders on or prior to the Early Tender Date, then cash, subject to the Cash Payment Limit, in the amount equal to $9.00 for each of the $25.00 principal amount of Old Notes tendered.

Only Holders validly tendering their Old Notes pursuant to the Tender Option at or prior to the Early Tender Date and whose Old Notes are accepted for purchase will be eligible to receive the Early Tender Premium which is equal to $9.00. If the cash required to purchase all of the Old Notes tendered under the Tender Option exceeds the Cash Payment Limit, the Company will accept the Old Notes tendered for purchase on a pro rata basis. After application of the pro rata calculation, we will round the principal amount of the Old Notes to be accepted for purchase down to the nearest $11.00 principal amount. The New Notes will be issued in principal denominations of $11.00 and integral multiples of $11.00 in excess thereto.

Accrued and unpaid interest up to, but not including, the settlement date, on Old Notes validly tendered pursuant to the Tender Option and not withdrawn will be paid in cash. Accrued and unpaid interest up to, but not including, the settlement date, on Old Notes validly tendered pursuant to the Exchange Option and not withdrawn will added to the principal amount of the New Notes. Only Old Notes validly tendered and not properly withdrawn from an Tender/Exchange Offer will be exchanged or purchased in the Tender/Exchange Offer.

4.             the Company reserves the right, in its sole discretion, to amend the Purchase/Exchange Offer in any respect, subject to applicable law;

5.             tenders of Old Notes may be withdrawn or revoked by written notice of withdrawal or revocation received by the Exchange Agent at any time on or prior to the Withdrawal Date, but the no consideration shall be provided in respect of Old Notes so withdrawn and Old Notes tendered on or after the Withdrawal Date shall be irrevocable, subject to the limitations provided in the Offer to Purchase/Exchange;

6.             all Old Notes validly tendered on or prior to the Expiration Date for the Tender/Exchange and not properly withdrawn will be purchased or exchanged, as applicable, upon the terms and subject to the conditions of the Tender/Exchange Offer.

Promptly following the Early Tender Date, whether or not the Tender/Exchange Offer is fully subscribed, we may, at our option, accept for purchase Old Note validly tendered pursuant to the Tender Option, subject to certain adjustments and other terms and conditions of the Offer. In the event that we exercise such option and the Cash Payment Limit is reached as of the Early Tender Date, proration shall be determined in accordance with the terms of the Offer to Purchase/Exchange as of the Early Tender Date. Payment for such accepted Old Notes, if any, will be made promptly following the Early Tender Date (the date of such payment, the “Early Settlement Date”) and at the Early Tender Premium, less any applicable withholding taxes;

7.             Old Notes not accepted for purchase or exchange, as applicable by the Company in the Tender/Exchange Offer will be returned to the tendering holders at the Company’s expense promptly after the expiration of the Tender/Exchange Offer;

8.             under the circumstances set forth in the Offer to Purchase/Exchange, the Company expressly reserves the right, in its sole discretion, to terminate the Purchase/Exchange Offer at any time and from time to time, upon the occurrence, prior to the Early Tender Date or the Expiration Date, of any of the events set forth in Section 10 of the Offer to Purchase/Exchange and to further extend the period of time during which the Purchase/Exchange Offer is open and thereby delay acceptance for sale of and exchange of, and purchase for and exchange for, as applicable, any Old Notes by giving oral or written notice of such extension to the Exchange Agent and making a public announcement thereof; during any such extension, all Old Notes previously tendered and not properly withdrawn will remain subject to the Purchase/Exchange Offer relate and to the rights of a tendering holder to withdraw such holder’s Old Notes;

9.             the Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Old Notes pursuant to the Tender/Exchange Offer; and

10.          THE TENDER/EXCHANGE OFFER IS BEING MADE TO ALL HOLDERS. HOWEVER, IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE TENDER/EXCHANGE OFFER OR THE TENDER OF NOTES PURSUANT TO THE TENDER/EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION, AND AFTER MAKING A GOOD FAITH EFFORT THE COMPANY CANNOT COMPLY WITH ANY SUCH LAW, THE TENDER/EXCHANGE OFFER WILL NOT BE MADE TO THE HOLDERS RESIDING IN THAT JURISDICTION.

The undersigned agrees to all of the terms and conditions of the Tender/Exchange Offer.

Unless otherwise indicated under “Special Payment and/or Issuance Instructions” below, please (i) issue a check from the Exchange Agent for the Tender Option consideration for the Tender/Exchange Offer for any Old Notes tendered hereby that are purchased or (ii) issue the New Notes for the Exchange Option consideration for the Tender/Exchange Offer for any Old Notes tendered hereby that are exchanged (together with accrued and unpaid interest thereon up to, but not including, the settlement date), and/or (iii) return any certificates representing Old Notes not tendered or not accepted for purchase or exchange, as applicable, in each case in the name(s) of the holder(s) appearing under “Description of Notes Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail each of (a) the check for the Tender Option Consideration the Tender/Exchange Offer for any Old Notes tendered hereby that are purchased (together with accrued and unpaid interest thereon up to, but not including, the settlement date), (b) the certificates, if any, representing the New Notes for the Exchange Option consideration for the Tender/Exchange Offer for any Old Notes tendered hereby that are exchanged (which principal amount shall include the accrued and unpaid interest thereon up to, but not including, the settlement date), and/or (c) return any certificates representing Old Notes not tendered or not accepted for purchase or exchange, as applicable (and any accompanying documents, as appropriate), to the address(es) of the holder(s) appearing under “Description of Old Notes Tendered.” The undersigned recognizes that the Company does not have any obligation pursuant to the Special Payment and/or Issuance Instructions to transfer any Old Notes from the name of the holder thereof if the Company does not accept for purchase or exchange any of the Old Notes so tendered in the Tender/Exchange Offer.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE TENDER/EXCHANGE OFFER. HOWEVER, NEITHER THE COMPANY, NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE EXCHANGE AGENT MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR OLD NOTES IN THE TENDER/EXCHANGE OFFER. NEITHER THE COMPANY, NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE INFORMATION AGENT OR THE EXCHANGE AGENT HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE TENDER/EXCHANGE OFFER. HOLDERS SHOULD CAREFULLY EVALUATE ALL INFORMATION IN THE OFFER TO TENDER/EXCHANGE, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS ABOUT WHETHER TO TENDER OLD NOTES AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES TO TENDER.

PLEASE SIGN HERE

This Letter of Transmittal must be signed by the registered holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for Old Notes or, if tendered by the registered holder(s) of Old Notes exactly as such participant’s name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 5 below.

If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid proxy.

X

X
(Signature(s) of holder(s) or Authorized Signatory)

Dated:_____________.

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security Number:

PLEASE COMPLETE THE IRS FORM W-9 ENCLOSED HEREIN OR APPROPRIATE
IRS FORM W-8BEN

SIGNATURE GUARANTEE
(See Instructions 1 and 6 below)

(Name of Medallion Signature Guarantor Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Dated: __________.

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS
(See Instructions 1, 4, 5, 6 and 7)

To be completed ONLY if certificates for Old Notes not tendered or exchanged, the New Notes portion of the Exchange Option consideration to be exchanged, and/or checks constituting the cash portion of the cash Tender Option consideration to be paid, in connection with the Tender/Exchange Offer are to be issued to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal.

Issue	☐ Old Note Certificate(s)
☐ New Note Certificate
☐ Check to:

Name:
(Please Print)
Address:

(Please Print)

(Zip Code)

Taxpayer Identification or Social Security Number (See IRS Form W-9 enclosed herein)

☐	Credit Old Notes delivered by book-entry transfer and not exchanged to the account set forth below:

Account Number

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender/Exchange Offer

1.                   Guarantee of Signatures. No signature guarantee is required if the Old Notes tendered are tendered and delivered (a) by a registered holder of Old Notes who has not completed any of the boxes entitled “Special Payment and/or Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal, or (b) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Old Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Old Notes not accepted for purchaser or exchange, as applicable, or not tendered are to be returned to a person other than the registered holder, then the signature on this Letter of Transmittal accompanying the tendered Old Notes must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program (a “Medallion Signature Guarantor”). Beneficial owners whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Old Notes with respect to Old Notes so registered. See Section 6, “Procedures for Tendering Old Notes,” in the Offer to Purchase/Exchange.

2.                   Requirements of Tender. This Letter of Transmittal is to be completed by holders of Old Notes if certificates representing such Old Notes are to be forwarded herewith, pursuant to the procedures set forth in the Offer to Purchase/Exchange under Section 6, “Procedures for Tendering Old Notes.” For a holder to validly tender Old Notes pursuant to the Tender/Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by these instructions, must be received by the Exchange Agent at its address set forth herein on or prior to the Early Tender Date or Expiration Date, as applicable, and certificates representing such Old Notes must be received by the Exchange Agent at its address.

If a holder desires to tender Notes pursuant to the Tender/Exchange Offer and (a) certificates representing such Old Notes are not immediately available, or (b) time will not permit such holder’s Letter of Transmittal, certificates representing such Old Notes and all other required documents to reach the Exchange Agent on or prior to the Early Tender Date or Expiration Date, as applicable, such holder may nevertheless tender such Old Notes with the effect that such tender will be deemed to have been received on or prior to the Expiration Date if all the following conditions are satisfied: (i) the tender is made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery with respect to guaranteed delivery that is accepted by the Company is received by the Exchange Agent on or prior to the Early Tender Date or Expiration Date, as applicable; and (iii) the certificates for the tendered Old Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within one business day after the date of execution of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery must be delivered to the Depositary by hand, mail, overnight courier or by facsimile transmission and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

Letters of Transmittal and Old Notes must be sent to the Exchange Agent. Letters of Transmittal and Old Notes sent to the Company, the Information Agent or DTC will not be forwarded to the Exchange Agent and will not be deemed validly tendered by the holder thereof.

The method of delivery of Old Notes, the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holder tendering Old Notes. Delivery of such documents will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Early Tender Date or Expiration Date, as applicable to permit delivery to the Exchange Agent on or prior to the Early Tender Date or Expiration Date, as applicable. No alternative, conditional or contingent tenders of Old Notes will be accepted.

3.                   Withdrawal of Tenders; Amendment and Extension. A tender of Old Notes pursuant to any Exchange Offer may be withdrawn at any time prior to the Withdrawal Date, but no Tender Option consideration or Exchange Option consideration shall be payable in respect of Old Notes so withdrawn. Except as otherwise provided in this Letter of Transmittal or in the Offer to Purchase/Exchange, tenders of Old Notes pursuant to the Tender/Exchange Offer on or after the Withdrawal Date are irrevocable.

If, for any reason whatsoever, acceptance for purchase of or exchange of, or purchase for or exchange for, any Old Notes tendered pursuant to the Tender/Exchange Offer is delayed (whether before or after the Company’s acceptance for purchase or exchange of Old Notes) or the Company is unable to accept for payment or pay for the Old Notes tendered pursuant to the Tender/Exchange Offer, the Company may (without prejudice to its rights set forth herein) instruct the Exchange Agent to retain tendered Old Notes, and such Old Notes may not be withdrawn (subject to Exchange Act Rule 14e-1(c), which requires that an offeror pay the consideration or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer).

For a withdrawal of tendered Old Notes to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the Withdrawal Date at its address set forth on the cover of this Letter of Transmittal. Any such notice of withdrawal must (a) specify the name of the holder who tendered the Old Notes to be withdrawn, (b) contain the description of the Old Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Old Notes and the aggregate principal amount represented by such Old Notes, and (c) be signed by the holder of such Old Notes in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees), or be accompanied by evidence sufficient to the Exchange Agent that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes. If the Old Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon written notice of such withdrawal even if physical release is not effected.

Any permitted withdrawal of tendered Old Notes may not be rescinded and any Old Notes properly withdrawn will thereafter be deemed not validly tendered; provided, however, that properly withdrawn Old Notes may be re-tendered, by again following one of the appropriate procedures described in Section 6, “Procedures for Tendering Old Notes” in the Offer to Purchase/Exchange, at any time on or prior to the Withdrawal Date.

Any Old Notes that have been tendered pursuant to the Tender/Exchange Offer but that are not purchased or exchanged, as applicable, will be returned to the holder thereof without cost to such holder promptly following the earlier to occur of the Withdrawal Date or the date on which the Tender/Exchange Offer is terminated without any Old Notes being purchased or exchanged thereunder.

All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Company, in the Company’s sole discretion (whose determination shall be final and binding).

None of the Company, the Exchange Agent, the Information Agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.

If the Company materially changes the terms of the Tender/Exchange Offer or the information concerning the Tender/Exchange Offer or waives a material condition of the Tender/Exchange Offer, the Company will disseminate additional materials relating to the Tender/Exchange Offer and further extend the Exchange Offer to the extent required by applicable law. In addition, the Company may, if it deems appropriate, extend the Tender/Exchange Offer for any other reason. In addition, if the consideration to be paid in the Tender/Exchange Offer is increased or decreased or the principal amount of Old Notes subject to Tender/Exchange Offer is increased or decreased, the Tender/Exchange Offer will remain open at least 10 business days from the date the Company first gives notice of such increase or decrease to holders of Old Notes subject to the Tender/Exchange Offer, by press release or otherwise.

4.                   Partial Tenders. Tenders of Old Notes pursuant to the Tender/Exchange Offers will be accepted only in principal amounts equal to $25 or integral multiples thereof. If less than the entire principal amount of any Old Notes evidenced by a submitted certificate is tendered, the tendering holder must fill in the principal amount tendered in the column entitled “Principal Amount of Old Notes Tendered” in the box entitled “Description of Old Notes Tendered” herein. The entire principal amount represented by the certificates for all Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Old Notes is not tendered or not accepted for exchange, certificates for the principal amount of Old Notes not tendered or not accepted for exchange will be sent to the holder unless otherwise provided in the appropriate box in this Letter of Transmittal (see Instruction 6) promptly after the Old Notes are accepted for purchase or exchange, as applicable.

5.                   Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the Old Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

IF THIS LETTER OF TRANSMITTAL IS EXECUTED BY A HOLDER OF OLD NOTES WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID PROXY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

If any of the Old Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal. If any tendered Old Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.

If this Letter of Transmittal is signed by the registered holder, the certificates for any principal amount of Old Notes not tendered or accepted for purchase or exchange, as applicable, are to be issued (or if any principal amount of Old Notes that is not tendered or not accepted for purchase or exchange is to be reissued or returned) to, and checks constituting the cash portion of the Tender Option consideration for Old Notes to be purchased in connection with the Tender/Exchange Offer are to be issued to the order of the registered holder, then the registered holder need not endorse any certificates for tendered Old Notes, nor provide a separate bond power. In any other case (including if this Letter of Transmittal is not signed by the registered holder), the registered holder must either properly endorse the certificates for Old Notes tendered or transmit a separate properly completed bond power with this Letter of Transmittal, in either case, executed exactly as the names of the registered holders appear on such Old Notes, with the signature on the endorsement or bond power guaranteed by a Medallion Signature Guarantor, unless such certificates or bond powers are executed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any certificates of Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. The proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

When this Letter of Transmittal is signed by the registered holders of the Old Notes listed and transmitted hereby, no endorsements of Old Notes or separate instruments of transfer are required unless payment of the Tender Option consideration or Exchange Option Consideration is to be made, or Old Notes not tendered or exchanged are to be issued, to a person other than the registered holder(s), in which case the signatures on such Old Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

Endorsements on certificates for Old Notes, signatures on bond powers and proxies provided in accordance with this Instruction 5 by registered holders not executing this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor. See Instruction 1.

6.                   Special Payment and/or Issuance Instructions and Special Delivery Instructions. Tendering holders should indicate in the applicable box or boxes the name and address to which Old Notes for principal amounts not tendered or not accepted for purchase or exchange, any certificates representing the New Notes for the Exchange Option consideration to be exchanged in connection with the Tender/Exchange Offer, and/or checks constituting the cash portion of the Tender Option consideration for Old Notes to be exchanged in connection with the Tender/Exchange Offer are to be issued or sent, if different from the name and address of the registered holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Old Notes not tendered or not accepted for purchase or exchange will be returned to the registered holder of the Old Notes tendered.

7.                   Transfer Taxes. The Company will pay all transfer taxes applicable to the purchase or exchange and transfer of Old Notes pursuant to the Tender/Exchange Offer, except in the case of deliveries of certificates for Old Notes for principal amounts not tendered or not accepted for purchase or exchange that are registered or issued in the name of any person other than the registered holder of Old Notes tendered hereby. Except as provided in this Instruction 7, it will not be necessary for transfer stamps to be affixed to the certificates listed in this Letter of Transmittal.

8.                   Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company. The Company reserves the absolute right to reject any or all tenders of any Old Notes determined by it not to be in proper form or if the acceptance of or payment for such Old Notes may, based on the advice of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive or amend any condition to the Tender/Exchange Offer that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to Old Notes of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. In the event that a condition is waived with respect to any particular holder, the same condition will be waived with respect to all holders. None of the Company, the Exchange Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Old Notes, the Holder will be entitled to the Tender Option consideration or Exchange Option consideration, as applicable, determined by the Company.

9.                   Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the conditions of the Tender/Exchange Offer in the case of any Old Notes tendered, in whole or in part, at any time and from time to time. If a condition is waived with respect to one tender, the same condition will be waived with respect to all tenders.

10.               Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Old Notes and requests for assistance or additional copies of the Offer to Purchase/Exchange and this Letter of Transmittal may be directed to, and additional information about the Tender/Exchange Offer may be obtained from the Information Agent, whose address and telephone number appears on the last page hereto.

11.               Important Tax Information. Under current U.S. federal income tax law, a portion of any payments on the New Notes (or payments made pursuant to the Tender Option) made to certain holders (or other payees) may be subject to backup U.S. federal income tax withholding. To avoid such backup withholding, each tendering holder (or other payee) must provide the Exchange Agent with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding by completing the enclosed U.S. Internal Revenue Service (“IRS”) Form W-9. In general, for an individual, the TIN is such individual’s social security number. If the Exchange Agent is not provided with the correct TIN, the holder (or other payee) may be subject to a $50 penalty imposed by the IRS, and any reportable payments made to such person may be subject to backup withholding at the applicable backup withholding tax rate, currently 24%. Such reportable payments generally will be subject to information reporting, even if the Exchange Agent is provided with a TIN. For further information concerning backup withholding and instructions for completing IRS Form W-9 (including how to obtain a TIN if you do not have one and how to complete the IRS Form W-9 if Old Notes are held in more than one name), consult the enclosed instructions to the IRS Form W-9.

Certain persons (including, among others, certain non-U.S. persons) are not subject to these backup withholding and information reporting requirements. Exempt persons should indicate their exempt status on IRS Form W-9. To satisfy the Exchange Agent that a non-U.S. person qualifies as an exempt recipient, he or she must submit an IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to his or her exempt status. These forms can be obtained from the Exchange Agent or on the IRS website at www.irs.gov.

A person’s failure to complete the IRS Form W-9 (or IRS Form W-8BEN or other applicable form) will not, by itself, cause such person’s Old Notes to be deemed invalidly tendered, but may result in withholding of a portion of certain payments on the New Notes (or payments made pursuant to the Tender Option) made to such person. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount of U.S. federal income tax withheld. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained from the IRS provided that the required information is timely furnished to the IRS. NOTE: FAILURE TO COMPLETE AND RETURN THE IRS FORM W-9 (OR IRS FORM W-8BEN OR OTHER APPLICABLE FORM) MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY REPORTABLE PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON IRS FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR, FOR ELIGIBLE INSTITUTIONS, A MANUALLY SIGNED FACSIMILE OF THIS LETTER OF TRANSMITTAL), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OTHER REQUIRED DOCUMENTS AND CERTIFICATES FOR TENDERED NOTES, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

The Information Agent for the Tender/Exchange Offer is:

D.F. KING & CO., INC.

48 Wall Street, 22nd Floor

New York, New York 10005

Attn: Michael Horthman

Banks and Brokers call: (212) 434-0035

Toll free: (800) 669-5550

Email: GREE@dfking.com